CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated March 4, 2005, on Safeguard Security Holdings, Inc. consolidated financial statements for the period ended June 30, 2004 included in the Registration Statement (Form SB-2) and related Prospectus of Safeguard Security Holdings, Inc. dated January 5, 2006.



/s/ Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
January 12, 2006